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                                                                   Exhibit 10.12

UIC                                                 Intellectual Property Office

                           EXCLUSIVE LICENSE AGREEMENT

                              for UIC's technology

                     Betulinic Acid as Anti-Melanoma (CN43)
             Semi-Synthesis of Betulinic Acid and Derivatives (CQ15)
                Use of Betulinic Acid for Cancer Treatment (CQ16)
         Treatment and Prevention of Human Melanoma with Betulinic Acid
                               Derivatives (CQ17)

                                TABLE OF CONTENTS

PREAMBLE
ARTICLES:
    I                DEFINITIONS
    II               GRANT
    III              DUE DILIGENCE
    IV               PAYMENTS
    V                REPORTS AND RECORDS
    VI               PATENT PROSECUTION
    VII              INFRINGEMENT
    VIII             PRODUCT LIABILITY
    IX               EXPORT CONTROLS
    X                NON-USE OF NAMES
    XI               ASSIGNMENTS
    XII              TERMINATION
    XIII             PAYMENTS, NOTICES AND OTHER COMMUNICATIONS
    XIV              MISCELLANEOUS PROVISIONS

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UIC                                                 Intellectual Property Office

This Agreement is entered into this second day of December, 1999 ("Effective Date") by and between THE BOARD OF TRUSTEES OF THE UNIVERSITY OF ILLINOIS, a body corporate and politic of the State of Illinois through its Office of The Vice Chancellor for Research, Intellectual Property Office, 1737 West Polk Street, Chicago, Illinois 60612 and on behalf of the Chicago campus and units reporting to it (hereinafter "UNIVERSITY") and Advanced Life Sciences, a corporation of the State of Illinois with principal offices at 12305 S.
New Avenue, Suite E, Lemont, IL, 60439, (hereinafter "LICENSEE").

                                   WITNESSETH

WHEREAS, in the course of research conducted under UNIVERSITY auspices, John M. Pezzuto, Tapas K. DasGupta, Darrick S.H.L. Kim, Mary Lou Schmidt, Konrad Marc Kuzmanoff, and Lydia Ling-Indeck, of UNIVERSITY, (the "INVENTOR(S)"), have produced inventions entitled "Betulinic Acid as Anti-Melanoma" (CN43), and/or, "Semi-Synthesis of Betulinic Acid and Derivatives" (CQ15), and/or, "Use of Betulinic Acid for Cancer Treatment" (CQ16), and/or, "Treatment and Prevention of Human Melanoma with Betulinic Acid Derivatives" (CQ17) (collectively called the "INVENTION");

     WHEREAS, pursuant to assignments by the INVENTORS to UNIVERSITY of all their right, title and interest in and to the INVENTION and any patents resulting therefrom, UNIVERSITY is the owner of the INVENTION and the corresponding Patent Rights, and has the right to grant licenses under said Patent Rights;

     WHEREAS, UNIVERSITY desires to have the Patent Rights utilized in the public interest and is willing to grant a license to its interest thereunder;

     WHEREAS, LICENSEE seeks to commercially develop the Patent Rights through a thorough, vigorous and diligent program of exploiting the Patent Rights whereby public utilization shall result therefrom; and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

                             ARTICLE I - DEFINITIONS

     For the purpose of this Agreement, the following words and phrases shall have the following meanings:

     1.1    "LICENSEE" shall mean Advanced Life Sciences.

     1.2. "Affiliate" shall mean any person, firm, corporation or other entity controlling, controlled by, or under common control with a party hereto. The term "control" wherever used throughout this Agreement shall mean ownership, directly or indirectly, of more than 50% of the

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equity capital. Other than LICENSEE, any corporation, company, partnership, joint venture, firm, individual or other entity which does not come within this definition shall be a "Non-Affiliate".

     1.3 "Patent Rights" shall mean all of the following UNIVERSITY intellectual property:

            (a) the United States patent applications entitled " Method and Composition for Selectively Inhibiting Melanoma Using Betulinic Acid", filed in the United States Patent Office on March 3, 1995, and assigned Serial Number 08/407,756; "Methods of Manufacturing Betulinic Acid", filed in the United States Patent Office on March 27, 1997, and assigned Serial Number 08/826,217; "Method and Composition for Selectively Inhibiting Melanoma Using Betulinic Acid", filed in the United States Patent Office on May 16, 1997, and assigned Serial Number 08/858,011; "Method and Composition for Treating Cancers", filed in the United States Patent Office on May 16, 1997, and assigned Serial Number 08/857,413, and all foreign patent applications based on this U.S. application;
            (b) United States and foreign patents issued from this application, and divisionals and continuations of this application;
            (c) claims of U.S. and foreign continuation-in-part applications, and of the resulting patents, which are directed to subject matter specifically described in the U.S. patent applications Serial Numbers as listed herein;
            (d)  any reissues or re-examinations of patents described in (a),
                 (b), or (c), above.

     1.4 A "Licensed Product" shall mean any product or part thereof developed by or on behalf of LICENSEE which:

            (a) is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in the country in which any product is made, used or sold; or
            (b) is manufactured by using a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in the country in which any such process is used or in which any such product is used or sold.

     1.5 A "Licensed Process" shall mean any process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in any country in which such process is practiced.

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     1.6    "Net Sales" shall mean LICENSEE's or Affiliate's billings for sales of Licensed Products or Licensed Processes produced hereunder less the sum of the following:

            (a)  discounts allowed in amounts customary in the trade;
            (b) sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;
            (c)  outbound transportation prepaid or allowed;
            (d)  amounts allowed or credited on returns; and
            (e)  bad debts and uncollectible receivables.

     No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by LICENSEE of Affiliates and on its payroll, or for cost of collections. Licensed Products shall be considered "sold" when billed or invoiced.

     1.7 "Sublicense" shall mean the right to make, use or sell Licensed Products or Licensed Processes, other than by outright sale to any non-Affiliate (including any non-Affiliated distributor).

     1.8 "FIELD OF USE" shall mean the use of the INVENTION in the field of human therapeutics.

     1.9 "TERRITORY" shall mean the use of the INVENTION in the area of the World.

                               ARTICLE II - GRANT

     2.1 UNIVERSITY hereby grants to LICENSEE an exclusive worldwide right and license in the FIELD OF USE and in the TERRITORY, including the right to sublicense, to make, have made, use, lease and sell products, processes and other applications which is or are covered by, embodied in, or derived from the INVENTION, and/or the Patent Rights until the end of the last to expire patent of the Patent Rights or until this Agreement shall be terminated, as hereinafter provided, whichever occurs first, and subject to the rights reserved or observed in Section 2.2 below.

     2.2 Notwithstanding any other provisions of this Agreement, it is agreed that UNIVERSITY shall retain the right to practice the licensed Patent Rights for its own non-commercial teaching and research activities.

     2.3 LICENSEE hereby agrees that every sublicensing agreement to which it shall be party and which shall relate to the rights, privileges and license granted hereunder shall contain a statement describing the date upon which LICENSEE'S exclusive rights, privileges and license hereunder shall terminate.

     2.4 LICENSEE agrees that any sublicenses granted by it shall provide that the obligations to UNIVERSITY of Article III, Sections 3.1 and 3.2(c), V, VII, VIII, IX, X, XII, and

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XIV of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. LICENSEE further agrees to attach copies of these Articles to sublicense agreements.

     2.5 LICENSEE agrees to forward to UNIVERSITY a copy of any and all fully executed sublicense agreements, and further agrees to forward to UNIVERSITY annually a copy of such reports received by LICENSEE from its sublicensees during the preceding twelve (12) month period under the sublicenses as shall be pertinent to a royalty accounting under said sublicense agreements.

     2.6 If LICENSEE receives from sublicensees anything of value in lieu of cash payments based upon payment obligations of any sublicense under this Agreement, LICENSEE shall pay UNIVERSITY royalty income based on the fair market value of such payment, unless UNIVERSITY waives in writing such payment obligation.

     2.7 The license granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not included in the Patent Rights.

                           ARTICLE III - DUE DILIGENCE

     3.1 LICENSEE and its sublicensees shall use their best efforts to bring Licensed Products or Licensed Processes to market through a thorough, vigorous and diligent program for exploitation of the Patent Rights.

     3.2    In addition, LICENSEE shall adhere to the following milestones:

            (a) LICENSEE shall deliver to UNIVERSITY, within six months of the date of execution of this Agreement, its detailed business, research and development plan including relevant schedules of capital investments needed to implement the plan, financial, equipment and facility plans, number and kind of personnel and time planned for each phase of development of the Patents Rights for a three year period. Similar reports shall be provided to UNIVERSITY annually to relay update and status information on LICENSEE's business, research and development progress, including projections of activity anticipated for the next reporting year.

            (b) LICENSEE shall be responsible for diligently and promptly taking all reasonable steps to secure all required and/or necessary governmental approvals to sell, exploit, or market any and all Licensed Products. LICENSEE shall advise UNIVERSITY, through annual reports to be provided after December 31 of each year pursuant to Section 5.2 below, of its program of development for and status of obtaining said approvals. In the event UNIVERSITY, after full examination of each such report,

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                 determines that the LICENSEE is not taking reasonable steps to secure all required and/or necessary governmental approvals as specified above, UNIVERSITY shall notify LICENSEE. If LICENSEE fails to so satisfy UNIVERSITY, then UNIVERSITY shall give notice of same and may terminate this Agreement pursuant to
                 Section 12.3 below.

            (c) LICENSEE shall initiate at its expense, Phase I clinical trials within three months of the approval of an Investigational New Drug application (IND) by the U.S. Food and Drug Administration
                 (FDA).

     3.3    LICENSEE's failure to perform in accordance with Sections 3.1 and
3.2 above shall be grounds for UNIVERSITY to terminate this Agreement pursuant to Section 12.3 below.

                              ARTICLE IV - PAYMENTS

     4.1 For the rights, privileges and licenses granted hereunder, LICENSEE shall pay to the UNIVERSITY, in the manner hereinafter provided, until the end of the last to expire patent of the Patent Rights or until this Agreement shall be terminated, as hereinafter provided, whichever occurs first:

            (a) a nonrefundable license issue fee of Fifteen Thousand Dollars ($15,000), payable immediately upon signing this Agreement;
            (b) a royalty in an amount equal to six percent (6%) of the Net Sales by LICENSEE or any Affiliate of the Licensed Products or Licensed Processes;
            (c) a royalty of six percent (6%) of Net Sales made by Sublicensee and twenty percent (20%) of all income, other than Net Sales based income, paid by Sublicensee to LICENSEE;
            (d) milestone payments as follows: (i) Ten Thousand Dollars ($ 10,000) upon the filing of an IND; (ii) Twenty Five Thousand ($25,000) upon the filing of a New Drug Application (NDA) from the FDA for each Licensed Product for which LICENSEE receives a NDA; (iii) One Hundred Thousand Dollars ($100,000) upon receipt of a NDA from the Food and Drug Administration for each Licensed Product for which LICENSEE receives a NDA; and
            (e) during the term of this agreement, LICENSEE agrees to pay UNIVERSITY annual Minimum Royalty Payments, starting after the first sale of LICENSED PRODUCTS in the amount of Five Thousand Dollars ($5,000) per Royalty Year.
            (f) LICENSEE shall reimburse UNIVERSITY for patent costs pursuant to ARTICLE VI, section 6.3, herein.

     4.2 No multiple royalties shall be payable because any Licensed Product, its manufacture, use, lease or sale are or shall be covered by more than one of the Patent Rights

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patent applications or Patent Rights patents licensed under this Agreement, or to be covered in more than one subsection of Section 4.1 hereof.

     4.3 Royalty payments shall be paid in United States dollars in Chicago, Illinois, or at such other place as UNIVERSITY may reasonably designate consistent with applicable laws and regulations. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

                         ARTICLE V - REPORTS AND RECORDS

     5.1 LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to UNIVERSITY hereunder. Said books of account shall be kept at LICENSEE's principal place of business or at the principal place of business of the appropriate Division of LICENSEE to which this Agreement relates. For the term of this Agreement, upon receipt of thirty (30) days prior written notice, LICENSEE shall allow UNIVERSITY or its agents to inspect such books and records for the purpose of verifying LICENSEE's royalty statement or compliance in other respects with this Agreement.

     5.2 LICENSEE, within thirty (30) days after March 31, June 30, September 30, and December 31 of each year, shall deliver to UNIVERSITY true and accurate reports, giving such particulars of the business conducted by LICENSEE and its sublicensees during the preceding six-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following, to be itemized per Licensed Product and Licensed Process:

            (a) number of Licensed Products and Licensed Processes commercially used, manufactured and sold, rented or leased;
            (b) total billings for Licensed Products and Licensed Processes commercially used, sold, rented or leased;
            (c)  deductions applicable as provided in Paragraph 1.6.
            (d)  total royalties due;
            (e)  names and addresses of all sublicensees of LICENSEE;
            (f) total royalty income from all revenues subject to sublicensees' royalties.
            (g)  total sublicensing fee income;
            (h) total royalties due UNIVERSITY for royalties received from sharing of income from sublicensees; and
            (I) annually, the LICENSEE's certified financial statements for the preceding twelve (12) months including, at a minimum, a Balance Sheet and an Operating Statement, including full reporting of insurance coverage obtained, as required by Section 8.2 below.

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     5.3    With each such report submitted, LICENSEE shall pay to UNIVERSITY the royalties due and payable under this Agreement. If no royalties shall be due, LICENSEE shall so report.

     5.4 On or before the ninetieth (90th) day following the close of LICENSEE's fiscal year, LICENSEE shall provide UNIVERSITY with LICENSEE's compiled financial statements as provided to its shareholders for the preceding fiscal year including, at a minimum, a Balance Sheet and an Operating Statement.

                            ARTICLE VI - PATENT COSTS

     6.1 UNIVERSITY shall diligently prosecute and maintain the Patent Rights using counsel of its choice, in consultation with LICENSEE. The UNIVERSITY shall provide LICENSEE with copies of all relevant documentation so that LICENSEE may be informed and appraised of the continuing prosecution, and LICENSEE agrees to keep this documentation confidential.

     6.2 UNIVERSITY shall use its best efforts to amend any patent application to include claims reasonably requested by LICENSEE and required to protect the Licensed Products contemplated to be sold under this agreement.

     6.3 LICENSEE shall be responsible for and pay a total of Fifty Thousand Dollars ($50,000) for past costs and expenses incurred by UNIVERSITY for the preparation, filing, prosecution, issuance, and maintenance of the Patent Rights. LICENSEE shall pay UNIVERSITY for such past costs as follows: ten thousand dollars ($10,000) upon license issuance and ten thousand dollars ($10,000) on the first, second, third and fourth anniversary dates of the Effective Date. LICENSEE shall be responsible and pay for the preparation, filing, prosecution, issuance, and maintenance of foreign Patent Rights incurred by UNIVERSITY after October 14, 1999 and during the term of this Agreement. Such payments shall be due within thirty (30) days of receipt of invoice from UNIVERSITY.

                           ARTICLE VII - INFRINGEMENT

     7.1 UNIVERSITY as owner of the Patent Rights shall control activities related to enforcing the Patent Rights. LICENSEE as the exclusive commercial user of the Patent Rights shall assume primary responsibility for enforcing the Patent Rights within relevant commercial markets in the FIELD OF USE. In exercising these responsibilities, LICENSEE shall promptly contact alleged third party infringers and take all reasonable steps to persuade such third parties to desist from infringing the Patent Rights, including initiating and prosecuting an infringement action if necessary, or defending a challenge to the validity of the Patent Rights. LICENSEE also shall notify UNIVERSITY of each instance of alleged infringement and shall keep UNIVERSITY informed of all stages of Patent Rights enforcement. LICENSEE may not use the name of UNIVERSITY as party plaintiff without prior written consent of UNIVERSITY. All costs of any action to enforce the Patent Rights taken by LICENSEE shall be borne by

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LICENSEE and LICENSEE shall keep any recovery of damages derived therefrom, the excess of such recovery over such costs shall be included in LICENSEE's Net Sales. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of UNIVERSITY, which consent shall not unreasonably be withheld.

     7.2 During the term of this Agreement, UNIVERSITY shall have the right, but shall not be obligated, to assume from LICENSEE the primary responsibility of enforcing the Patent Rights or any individual case of alleged or actual infringement. In such case UNIVERSITY shall notify LICENSEE in writing of its intention to exercise this right, which will become effective within sixty (60) days of LICENSEE's receiving such written notice. UNIVERSITY agrees to keep LICENSEE informed of all stages of its enforcing. UNIVERSITY may use the name of LICENSEE as party plaintiff. All costs of any action to enforce the Patent Rights taken by UNIVERSITY shall be borne by UNIVERSITY and UNIVERSITY shall share with LICENSEE any recovery of damages derived therefrom on a pro rata basis per costs incurred by UNIVERSITY and LICENSEE respectively in such policing activity.

     7.3    In the event LICENSEE does not enforce the Patent Rights per section
7.1 above, UNIVERSITY shall inform LICENSEE in writing of same. UNIVERSITY may terminate this Agreement within sixty (60) days of receipt by LICENSEE of such notice pursuant to Article 12.3 below.

     7.4 In any infringement suit as either party may institute to enforce the Patent Rights against third parties pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

     7.5 LICENSEE, during the exclusive period of this Agreement, shall have the sole right in accordance with the terms and conditions herein to sublicense any alleged infringer in the FIELD OF USE for future use of the Patent Rights, with any royalty or up-front fees to be shared with UNIVERSITY as per Clause 4.1(c) above.

     7.6 Each party shall promptly notify the other in writing in the event that a third party shall bring a claim of infringement against UNIVERSITY or LICENSEE, either in the United States or in any foreign country in which there are Patent Rights. If the alleged infringement is so substantial as to threaten the competitive position of LICENSEE and/or LICENSEE is temporarily enjoined from exercise of its license hereunder, and if UNIVERSITY elects not to defend against such claim and not to obtain a license to permit LICENSEE to exercise its license free of such claim, then LICENSEE may in its own name and at its sole expense defend such claim and may compromise, settle or otherwise pursue such defense in such a manner and on such terms as LICENSEE shall see fit. UNIVERSITY, at its own expense and through counsel of its selection may become a party to such defense and/or settlement and compromise. In any event, UNIVERSITY shall have the right to defend, at its own expense, any such third party

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claim or action and to settle or compromise the same in such manner as its shall see fit. LICENSEE may participate in such litigation or claim on its behalf at its own expense.

     7.7 In the event LICENSEE is permanently enjoined from exercising its license rights granted hereunder pursuant to an infringement action brought by a third party, or if both LICENSEE and UNIVERSITY elect not to undertake the defense or settlement of such a claim of alleged infringement for a period of six months from notice of such claim or suit, then LICENSEE sole remedy shall be to terminate this Agreement with respect to the infringing patent claims following thirty (30) days' written notice to UNIVERSITY and in accordance with the terms of Article XI hereof.

                ARTICLE VIII - INDEMNIFICATION. PRODUCT LIABILITY

     8.1 LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold UNIVERSITY, its trustees, officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the Licensed Product(s) and/or Licensed Process(es) or arising from any obligation of LICENSEE hereunder.

     8.2 For the term of this Agreement, upon the commencement of production, sale, or transfer, whichever occurs first, of any Licensed Product or Licensed Process, LICENSEE shall obtain and carry in full force and effect liability insurance which shall protect LICENSEE and UNIVERSITY in regard to events covered by Section 8.1 above, the nature and extent of which insurance coverage shall be commensurate with usual and customary industry practices, as determined by LICENSEE's good faith assessment.

     8.3 Except as otherwise expressly set forth in this Agreement, UNIVERSITY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING.

                          ARTICLE IX - EXPORT CONTROLS

     It is understood that UNIVERSITY is subject to United States Laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or

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commodities to certain foreign countries without prior approval of such agency.
UNIVERSITY neither represents that a license shall not be required nor that, if required, it shall be issued. LICENSEE shall be responsible for compliance with any and all applicable United States or foreign export or import laws and regulations.

                          ARTICLE X - NON-USE OF NAMES

     LICENSEE shall not use the names of the University of Illinois nor any of its employees, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from UNIVERSITY in each case, except that LICENSEE may state that it is licensed by UNIVERSITY under one or more of the patents and/or applications comprising the Patent Rights and, if appropriate, that research related to the Patent Rights is ongoing at UNIVERSITY.

                             ARTICLE XI - ASSIGNMENT

     11.1 This Agreement may not be assigned by LICENSEE without prior written consent from UNIVERSITY and this consent shall not be unreasonably withheld.

     11.2 Notwithstanding the foregoing prohibition, LICENSEE may without UNIVERSITY's consent, merge into, consolidate with, or transfer substantially all of its assets ("substantially" being respectively EIGHTY PERCENT (80%) or more thereof) as an entirety to any corporation, so long as the successor surviving corporation in any such merger, consolidation, transfer or reorganization assumes in writing the obligations of this Agreement. Such merger, consolidation, transfer or reorganization shall not in any way be a breach of this Article XI, nor be any default under this Agreement.

                            ARTICLE XII - TERMINATION

     12.1 UNIVERSITY may terminate this Agreement if LICENSEE becomes insolvent or, a petition in bankruptcy is filed against LICENSEE and is consented to, acquiesced in or remains undismissed for ninety (90) days; or makes a general assignment for the benefit of creditors, or a receiver is appointed for LICENSEE, and LICENSEE does not return to solvency before the expiration of a thirty (30) day period.

     12.2 Should LICENSEE fail to pay UNIVERSITY license fees, royalties and patent expenses due and payable hereunder for more than sixty (60) days, UNIVERSITY shall have the right to terminate this Agreement on thirty (30) days written notice, unless LICENSEE shall pay UNIVERSITY within the ninety (90) day period, all such license fees, royalties and patent expenses and interest due and payable. Upon the expiration of the thirty (30) day period, if LICENSEE shall not have paid all such royalties and interest due and payable, the rights, privileges and license granted hereunder shall terminate, unless LICENSEE's failure to pay arises from a bonafide dispute concerning royalties due, in which case either of the parties may elect to pursue the alternative disputes resolution provided by Section 12.6 below.

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     12.3   Upon any material breach of this Agreement by LICENSEE, other than those occurrences set out in Sections 12.1 and 12.2, including any faliure to perform due diligence under Article III hereinabove, which shall always take precedence in that order over any material breach or default referred to in this
Section 12.3, UNIVERSITY shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by ninety (90) days' notice to LICENSEE. Such termination shall become effective unless LICENSEE shall have cured any such breach prior to the expiration of the ninety (90) day period.

     12.4   LICENSEE shall be entitled to terminate this Agreement upon ninety
(90) days advance written notice to UNIVERSITY, in the event of UNIVERSITY's material breach of any of the provisions of this Agreement, which breach is not cured (if capable of being cured) within this ninety (90) day period, or if conditions of Section 7.3 apply.

     12.5 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. LICENSEE must return to UNIVERSITY all materials containing Licensed Product; provided, however, that LICENSEE shall have the right for one year thereafter to dispose of all Licensed Products then in its inventory, and shall pay royalties thereon, in accordance with the provisions of Article IV and shall submit the related reports as required by Article V, as though this Agreement had not terminated.

     12.6 Other than any claim arising from LICENSEE's failure to pay license fees or patent expenses due under this contract, any controversy or bonafide disputed claim arising between the parties to this Agreement, which dispute cannot be resolved by mutual agreement shall, by the election of either party, be resolved by submitting to dispute resolution before a fact-finding body composed of one or more experts in the field, selected by mutual agreement within thirty days of written request by either party. Said dispute resolution shall be held in Chicago or at such other place as shall be mutually agreed upon in writing by the parties. The fact-finding body shall determine who shall bear the cost of said resolution. In the event that the parties cannot mutually agree within said thirty (30) days on the dispute resolution body, the parties will apply the procedural rules of a mutually agreeable forum.

            ARTICLE XIII - PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

     Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

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     In the case of UNIVERSITY:

          The University of Illinois at Chicago
          Intellectual Property Office, OVCR (M/C 672)
          310 AOB, 1737 West Polk Street
          Chicago, IL 60612-7227
          Attn: Director

     In the case of LICENSEE:

          Advanced Life Sciences
          12305 S. New Avenue
          Lemont, IL 60439
          Attn: Michael Flavin, Ph.D.
                President

                     ARTICLE XIV - MISCELLANEOUS PROVISIONS

     14.1 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of Illinois, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

     14.2 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

     14.3 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

     14.4 LICENSEE agrees to mark the Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

     14.5 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

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

UIC                                                 Intellectual Property Office

     14.6 This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be an original and all such counterparts shall together constitute but one and the same agreement.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and duly executed this Agreement the day and year set forth below.

THE BOARD OF TRUSTEES OF THE UNIVERSITY OF ILLINOIS


By   /s/ Craig S. Bazzani                             Date 12/2/99
   ----------------------------------                     ------------
  Craig S. Bazzani, Comptroller

                                                                   APPROVED
By /s/ Michele M. Thompson                            Date 12-2-99
   ----------------------------------                     ------------
  Michele M. Thompson, Secretary
                                                                   /s/ Jill A. Tarzian Sorensen    12-2-99
                                                                   ----------------------------    -------
                                                                   Jill A. Tarzian Sorensen         Date
                                                                   Director
                                                                   Intellectual Property Office
FOR ADVANCED LIFE SCIENCES


By   /s/ Michael T. Flavin                            Date 12/6/99
   ----------------------------------                     ------------

Printed Name   MICHAEL T. FLAVIN
             ------------------------

Its       PRESIDENT
   ----------------------------------
   (Official Title)

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